UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 7, 2006

Alliant Techsystems Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-10582	41-1672694
(State or other jurisdiction	(Commission	(I.R.S. Employer Identification
of incorporation)	File Number)	No.)

5050 Lincoln Drive Edina, Minnesota		55436-1097
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (952) 351-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 7, 2006, Alliant Techsystems Inc. (ATK) issued a press release announcing the pricing of its offering of $300 million aggregate principal amount of its 2.75 percent convertible senior subordinated notes. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

ATK also announced that on January 1, 2007, it will eliminate the defined benefit plan for non-union new hires and replace it with an enhanced defined contribution plan. ATK also announced that it will contribute approximately $300 million to its defined benefit employee pension plan, bringing total contributions by the end of the calendar year to $385 million.

Certain information contained in this Form 8-K constitutes forward-looking information as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking information is subject to certain risks, trends, and uncertainties that could cause actual results to differ materially from those projected. For further information on factors that could impact the Company, and information contained herein, please refer to ATK’s most recent Annual Report on Form 10-K and any subsequent quarterly reports on Form 10-Q and current reports on Form 8-K filed with the U.S. Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits

(d)           Exhibits.

Exhibit No.	Description
99.1	Press Release announcing the pricing of Alliant Techsystems Inc.’s offering of $300 million aggregate principal amount of its 2.75 percent convertible senior subordinated notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIANT TECHSYSTEMS INC.

	By:	/s/ John L. Shroyer
	Name:	John L. Shroyer
	Title:	Senior Vice President and Chief Financial Officer

Date: September 7, 2006